EXHIBIT 3.2

                                    BYLAWS OF

                     SOUTHWEST BANCORPORATION OF TEXAS, INC.
                     (RESTATED AS AMENDED DECEMBER 31, 1996)

                                    ARTICLE 1

                                OFFICES AND AGENT

        The Corporation may have such offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

        The registered office of the Corporation required by the Texas Business Corporation Act to be maintained in the State of Texas may be, but need not be, identical with the principal office in the State of Texas, as designated by the Board of Directors. The address of the registered office or the identity of the registered agent may be changed from time to time by the Board of Directors.

        The address of the initial registered office of the Corporation is 4295 San Felipe, Houston, Texas 77027 and the name of the initial registered agent of the Corporation at such address is Walter E. Johnson.

                                   ARTICLE II

                                  SHAREHOLDERS

        SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on such date in each year and at such time and place as may be determined by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Texas, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

        SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-third of all the outstanding shares of the Corporation entitled to vote at the meeting.

        SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual or special meeting called by the Board of Directors. If no designation is made, or if a special meeting be called otherwise than by the Board of Directors, the place of meeting shall be the registered office of the Corporation in the State of Texas.

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        SECTION 4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Attendance by a shareholder, whether in person or by proxy, at a shareholder's meeting shall constitute a waiver of notice of such meeting of which he has had no notice.

        SECTION 5. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may, by resolution, fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

        SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and opened at the time and place of the meeting and shall be subject to the inspection by any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

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        SECTION 7. QUORUM. A majority of the outstanding shares of the
Corporation entitled to vote, and represented in person or by proxy, shall constitute a quorum at a meeting of shareholders unless a lesser number is specified in the Articles of Incorporation of the Corporation ("Quorum"). If less than a Quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a Quorum shall be present or represented, any business may be transacted which might have been transacted as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a Quorum.

        SECTION 8. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable.

        SECTION 9. VOTING OF SHARES. Unless otherwise expressly provided in the Articles of Incorporation of the Corporation, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

        SECTION 10. ACTIONS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders. Such writing, which may be in counterparts, shall be manually executed if practicable; provided, however, that if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy or similar means of visual data transmission.

        SECTION 11. TELEPHONE MEETINGS. Meetings of the shareholders of the Corporation may be conducted by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and speak to each other.

        SECTION 12.  ADVANCE NOTICE OF SHAREHOLDER NOMINATIONS AND PROPOSALS.

        (a) ANNUAL MEETINGS. (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this bylaw.

               (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (B) of paragraph (a)(1) of this bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and, with respect to business other than a director nomination, must otherwise be a proper matter for shareholder action. To be timely,

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        a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 70th day prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 20 days before such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class or series and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) a description of any material interest of such shareholder or beneficial owner in such proposal.

               (3) Notwithstanding anything in the second sentence of paragraph
        (a)(2) of this bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public disclosure by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 80 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public disclosure of the increased Board is first made by the Company.

        (b) SPECIAL MEETINGS. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company's notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this bylaw,

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who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the shareholder's notice required by paragraph (a)(2) of this bylaw shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public disclosure of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

        (c) GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the Articles of Incorporation or these bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

               (2) For purposes of this bylaw, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (3) Notwithstanding the foregoing provisions of this bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                                   ARTICLE III

                               BOARD OF DIRECTORS

        SECTION 1. GENERAL POWER. The business and affairs of the Corporation shall be managed by its Board of Directors except as the Board of Directors shall delegate the power to so manage to the Executive Committee or other committee.

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        SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specific circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then serving on the Board of Directors (including for this purpose in such total any vacancies).

        Commencing with the approval by the Corporation's shareholders of this bylaw, the directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock, shall be divided into three classes, as nearly equal in number as possible. One class of directors (which shall be designated Class I) shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 1997, another class (which shall be designated Class II) shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 1998, and another class (which shall be designated Class III) shall be initially elected for a term expiring at the annual meeting of shareholders to be held in the year 1999. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the shareholders of the Corporation, the successor or successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

        A director need not be a resident of the State of Texas or a shareholder of the Corporation.

        SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Texas, for the holding of additional regular meetings without notice other than such resolution.

        SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting called by them.

        SECTION 5. NOTICE. Notice of any special meeting shall be given at least two days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram, telecopy or similar means of visual data transmission. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, telex, telecopy or similar means of visual data transmission, such notice shall be deemed to be delivered when transmitted for delivery to the recipient. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because that meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice, or waiver of notice of such meeting.

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        SECTION 6. QUORUM. A majority of the number of directors fixed in accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

        SECTION 7.    MANNER OF ACTING.

        (a) ACTIONS AT A MEETING. Except as provided in Paragraph (b) of this
Section 7, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        (b) ACTIONS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or the Executive Committee or any other committee may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board of Directors, Executive Committee or other committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting. Such writing, which may be in counterparts, shall be manually executed if practicable; provided, however, that if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy, or similar means of visual data transmission.

        (c) TELEPHONE MEETINGS. Meetings of the Board of Directors of the Corporation may be conducted by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and speak to each other.

        SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of (a) the holders of a majority of the outstanding shares entitled to vote thereon at an annual or special meeting of shareholders called for that purpose, or (b) a majority of the remaining directors though less than a quorum of the Board of Directors. A person elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

        A vacancy shall be deemed to exist by reason of the death or resignation of the person elected, or upon the failure of shareholders to elect directors to fill the unexpired term of directors removed in accordance with the provisions of Section 9 of this Article III.

        A directorship to be filled by reason of an increase in the number of directors may be filled (a) by the affirmative vote by the holders of a majority of the outstanding shares entitled to vote thereon at an annual or special meeting of shareholders called for that purpose or (b) by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

        SECTION 9. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock to elect directors under specific circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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        SECTION 10. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        SECTION 11. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors in which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        SECTION 12. EXECUTIVE AND OTHER COMMITTEES. There may be established an Executive Committee, and one or more other committees, composed of one or more directors designated by resolution adopted by a majority of the full number of directors of the Board of Directors as fixed in accordance with Section 2 of this Article III. The Executive Committee or such other committees may meet at stated times, or on notice to all members by any one member. Vacancies in the membership of the Executive Committee or such other committees shall be filled by a majority vote of the full number of directors on the Board of Directors at a regular meeting or at a special meeting called for that purpose. During the intervals between meetings of the Board, the Executive Committee, if it shall have been established, may advise and aid the officers of the Corporation in all matters concerning its interest and the management of its business, and shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board of Directors may delegate to the Executive Committee or such other committees the authority to exercise all the powers of the Board of Directors, including the power to declare dividends or to authorize the issuance of shares of the Corporation, except where action of the full Board of Directors is required by the Texas Business Corporation Act. The designation of and delegation of power to the Executive Committee shall not operate to relieve the Board of Directors, or any members thereof, of any responsibility imposed upon it or him by law.

                                   ARTICLE IV

                                    OFFICERS

        SECTION 1. NUMBER. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

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        SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and shall have been qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

        SECTION 3. REMOVAL. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

        SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors and shareholders, and shall have and may exercise such other powers as are from time to time assigned to him by the Board of Directors.

        SECTION 6. PRESIDENT. The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board as the chief executive officer. The chief executive officer, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. He shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

        SECTION 7. THE VICE PRESIDENTS. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or should there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation then in the order of their election) shall perform the duties of President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. He shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

        SECTION 8. THE SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws, or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation is affixed to all documents as may be necessary or appropriate; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be designated to him by the President or the Board of Directors.

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        SECTION 9. THE TREASURER. If required by the Board of Directors, the
Treasurer shall give a bond for the faithful discharge of his duties in such sum, and with such surety or sureties, as the Board of Directors shall determine. He shall: (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

        SECTION 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries when authorized by the Board of Directors may sign with the President, or a Vice President, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

        SECTION 11. SALARIES. The salaries, if any, of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                    ARTICLE V

                CERTIFICATES FOR SHARES, TRANSFER AND REPLACEMENT

        SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary. If such certificates are signed or countersigned by a transfer agent or registrar, other than the Corporation, such signature of the Chairman of the Board, the President or a Vice President and Secretary or Assistant Secretary, and the seal of the Corporation, or any of them, may be executed in facsimile, engraved or printed. If any officer who has signed or whose facsimile signature has been placed on any certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer has not ceased to be such at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, stolen or destroyed certificate a new one may be issued therefor provided in Section 3 of this
Article V.

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        SECTION 2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney, duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

        SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate: (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (c) gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

                                   ARTICLE VI

                                   FISCAL YEAR

        The Board of Directors shall, by resolution, fix the fiscal year of the Corporation.

                                   ARTICLE VII

                                    DIVIDENDS

        The Board of Directors or the Executive Committee, if so authorized by a resolution of the Board of Directors, may from time to time declare that the Corporation may pay dividends on its outstanding shares in the manner provided by law.

                                  ARTICLE VIII

                                      SEAL

        The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation.

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                                   ARTICLE IX

                                WAIVER OF NOTICE

        Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these bylaws, the Articles of Incorporation or the Texas Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE X

                         PARTICIPATION OF DIRECTORS AND
                          OFFICERS IN RELATED BUSINESS

        Unless otherwise provided by contract, officers and directors of this Corporation may hold positions as officers and directors of other corporations, in related businesses, and their efforts to advance the interest of those corporations will not create a breach of fiduciary duty to this Corporation in the absence of bad faith.

                                   ARTICLE XI

                                   AMENDMENTS

        The power to alter, amend or repeal the bylaws or adopt new bylaws shall be vested in the Board of Directors.

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